                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                March 17, 1997


                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)


    New Jersey                      1-1-432                22-2429994
--------------------            ----------------        ---------------
(State or other                 (Commission             (IRS Employer
jurisdiction of                File Number)            Identification
incorporation)                                          Number)


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code:  908-389-1182


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724


--------------------------------------------------------------------------------
         (Former name or former address, if changed from last report)

      Item 5.  Other Events
               ------------

           Roberts Pharmaceutical Corporation announced today that the Food and Drug Administration (FDA) has approved AGRYLIN for U.S. marketing, and the Company expects to begin shipping within 10 days.

      AGRYLIN (anagrelide HC1) is the first drug approved by FDA for the treatment of essential thrombocythemia, a life-threatening condition characterized by elevated blood platelet counts. This condition results in an abnormally high incidence of adverse events associated with thrombosis (blood clotting), including heart attack and stroke. AGRYLIN is indicated for the treatment of essential thrombocythemia to reduce elevated platelet counts and the risk of thrombosis. Associated symptoms are also improved.

      Until now, unapproved therapies have been employed to treat excessive platelet counts, but they have distinct disadvantages that include: leukopenia (reduction in white cells); anemia (reduction in red cells); and in some therapies, suspected leukemogensis (development of leukemia). Because of these potentially serious side effects, clinicians have been particularly reluctant to treat young adults with unapproved therapies.

      In Contrast, at therapeutic doses, AGRYLIN does not produce significant changes in white or red cell counts and has not been shown to be leukemogenic. The drug's labeling provides guidelines for treatment of asymptomatic young adults with essential thrombocythemia.

      A total of 551 patients with essential thrombocythemia were treated with AGRYLIN in three clinical trials. Adverse reactions to AGRYLIN were mild and self-limiting and included headache, palpitations, diarrhea, and abdominal pain. More than 2,300 patients in the U.S. have been receiving the drug under a compassionate protocol.

      AGRYLIN has been granted priority status by the Canadian regulatory authorities and European filings are scheduled for later this year.

                            ROBERTS PHARMACEUTICAL CORPORATION
                            ----------------------------------
                                       (Registrant)


  Date: March 20, 1997      By: /s/ Anthony A. Rascio
                                ------------------------------
                                Anthony A. Rascio
                                Vice President